Exhibit 99.1

News Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For immediate release: April 4, 2023	Contact:	Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier declares quarterly dividend of $0.27 per share

Lake Oswego, Oregon, April 4, 2023 – The Greenbrier Companies (NYSE: GBX) announced today a quarterly cash dividend of $0.27 per share, payable on May 16, 2023 to stockholders of record as of April 25, 2023.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our rail services business unit. Greenbrier manages 408,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. GBXL and Greenbrier own a lease fleet of 14,100 railcars. Learn more about Greenbrier at www.gbrx.com.

Forward Looking Statements: This press release contains forward-looking statements, including statements that are not purely statements of historical fact. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Information on factors that may cause our actual results to differ materially from the forward-looking statements include the risks, uncertainties and factors described in more detail in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed Annual Report on Form 10-K. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

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